Exhibit 10.1
                                                                    ------------


THIS NOTE AND THE COMMON EQUITY ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON EQUITY ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.



                             CONVERTIBLE DEMAND NOTE
                             -----------------------



$2,024,000                                                        April 24, 2009
                                                              New York, New York


     FOR VALUE RECEIVED, PA LLC, a Delaware limited liability company (together with its successors, the "Maker") promises to pay to PetroTech Holdings, Corp., (the "Payee") on demand at c/o Laurus Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Convertible Demand Note, the principal sum (the "Principal Amount") of TWO MILLION TWENTY FOUR THOUSAND DOLLARS and 00/100 Dollars ($2,024,000.00), which sum shall all be payable in lawful money of the United States of America, together with interest that shall accrue on the unpaid principal balance computed from the date hereof at twelve percent (12.0%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days and shall be paid in full upon demand by Payee of repayment of the Principal Amount under this Note.

     1. DEFINITIONS.

          "Common Stock" shall mean the shares of stock representing the Parent's common stock, $0.001 par value per share.

          "Conversion Shares" shall mean the shares of Common Stock to be issued upon conversions of principal, interest or fees hereunder and in accordance with the terms hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fixed Conversion Price" shall mean $5.43.

          "Parent" shall mean PetroAlgae Inc., a Delaware corporation.

          "Principal Market" means the NASD Over The Counter Electronic Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

     2. USE OF PROCEEDS. The proceeds of the loan made pursuant to this Convertible Demand Note shall be used by Maker solely for working capital purposes.

     3. OPTIONAL REDEMPTION IN CASH. The Maker may prepay this Convertible Demand Note ("Optional Redemption") by paying to the Payee a sum of money equal to the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Payee arising under this Convertible Demand Note (the "Redemption Amount") outstanding on the Redemption Payment Date (as defined below). The Maker shall deliver to the Payee a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be no sooner than ten (10) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of this Convertible Demand Note for which the Payee has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Maker pursuant to Section 5 during the Redemption Period. The Redemption Amount shall be determined as if the Payee's and Maker's, as applicable, conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Payee. In the event the Maker fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

     4. MAKER'S PAYMENT OF INTEREST ON OPTIONAL INTEREST PAYMENT DATES.

          a. Subject to the restrictions set forth below in this Section 4, commencing on June 1, 2009 and on the first business day of each succeeding September, December and March thereafter (each, an "Optional Interest Payment Date") through the date of repayment in full of all amounts outstanding under this Note, the Maker shall have the right, but not the obligation, to pay all accrued and unpaid interest as of such Optional Interest Payment Date through the issuance by Parent of fully paid and non-assessable shares of Common Stock to the Payee at a price per share equal to the greater of (i) the volume weighted average price of the Common Stock for the fifteen (15) days immediately prior to the applicable Optional Interest Payment Date and (ii) the Fixed Conversion Price (the "Interest Conversion Price").

          b. Mechanics of Maker's Conversion. In the event that the Maker elects to convert accrued and unpaid interest into Common Stock, the Maker shall give no less than five (5) business days written notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriate completed) ("Notice of Interest Conversion") to the Payee and Parent and such Notice of Interest Conversion shall provide a breakdown in reasonable detail of the accrued and unpaid interest that are being converted. On each Optional Interest Payment Date and in accordance with its Notice of Interest Conversion, the Payee shall make the appropriate reduction to the accrued and unpaid interest as entered in its records and shall provide notice thereof to the Maker. Pursuant to the terms of the Notice of Interest Conversion, the Parent will issue instructions to the transfer agent within one (1) business day of the date of the delivery to the Payee and Parent of the Notice of Interest Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Payee by crediting the account of the Payee's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Payee and Parent of the Notice of Interest Conversion (the "Interest Conversion Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Payee and Parent of the Notice of Interest Conversion. The Payee shall be treated for all purposes as the record holder of the Interest Conversion Shares, unless the Payee provides the Maker or Parent, written instructions to the contrary.

          c. Additional Interest Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion accrued and unpaid interest shall be determined by dividing that portion of the interest to be converted by the applicable Interest Conversion Price.

     5. PAYEE'S CONVERSION RIGHTS

          a. Optional Conversion of Payee. The Payee shall have the right, but not the obligation, to convert all or any portion of the issued and outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and non-assessable shares of Common Stock at the Fixed Conversion Price.

          b. Mechanics of Payee's Conversion. In the event that the Payee elects to convert this Convertible Demand Note into Common Stock, the Payee shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriate completed) ("Notice of Conversion") to the Maker and Parent such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Payee shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Maker within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Maker and Parent, in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). Pursuant to the terms of the Notice of Conversion, the Maker will issue instructions to the transfer agent within one (1) business day of the date of the delivery to the Maker and Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Payee by crediting the account of the Payee's designated broker with the DTC through its DWAC system within three (3) business days after receipt by the Maker and Parent of the Notice of Conversion (the "Payee Conversion Delivery Date" and together with the Interest Conversion Delivery Date, the "Delivery Dates" and each, a "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Maker and Parent of the Notice of Conversion. The Payee shall be treated for all purposes as the record holder of the Conversion Shares, unless the Payee provides the Maker or Parent, written instructions to the contrary.

          c. Additional Conversion Mechanics.

                  1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Demand Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the Fixed Conversion Price.

                  2. The Fixed Conversion Price and number and kind of shares to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

                           (a) If the shares of Common Stock are subdivided or
                  combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued in shares of Common Stock, the Fixed Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares or units of Common Stock outstanding immediately prior to such event.

     6. COVENANTS OF THE PARENT.

          a. During the period that conversion rights exist hereunder, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Convertible Demand Note, including, without limitation, all interest that may accrue hereunder over a three year term.

          b. During the period the conversion right exists, Parent covenants and agrees that (i) the number of shares of Common Stock that may be issued upon conversion hereunder will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (ii) all such issued and outstanding shares of Common Stock will be issued in compliance with applicable state and federal laws.

     7. OTHER RELATED CONVERSION PROVISIONS.

          a. Issuance of New Note. Upon any partial conversion of this Convertible Demand Note, a new Note containing the same date and provisions of this Convertible Demand Note shall, at the request of the Payee, be issued by the Maker to the Payee for the principal balance of this Convertible Demand Note and interest which shall not have been converted or paid.

          b. Rights of Equityholders. The Payee shall not be entitled to vote or receive dividends or be deemed the holder of the Conversion Shares or any other securities of the Parent which may at any time be issuable upon conversion of this Convertible Demand Note for any purpose, nor shall anything contained herein be construed to confer upon the Payee, as such, any of the rights of a equityholder of the Parent or any right to vote for the election of directors or upon any matter submitted to equityholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the Delivery Date applicable to the respective Conversion Equity purchasable upon the conversion hereof shall have occurred as provided herein.

          c. Investment Representations. By acceptance of this Note, the Payee represents to the Maker and Parent and agrees that:

                           (i) The Note is being acquired for the account of the Payee, and the Payee has no present intention of offering, selling, transferring or otherwise disposing of the Note or the shares of Common Stock issuable upon conversion or exercise thereof.

                           (ii) The Payee will not sell, transfer or otherwise dispose of the Note or shares of Common Stock issuable upon conversion or exercise thereof, unless either:

                                    (I)     a registration statement under the
                                            Securities Act of 1933, as amended
                                            (the "Act"), covering such portion
                                            of the Note or such shares of Common
                                            Stock issued or issuable upon
                                            conversion or exercise thereof which
                                            is to be so offered, sold,
                                            transferred or otherwise disposed of
                                            has become effective; or

                                    (II)    the proposed offer, sale, transfer
                                            or other disposition of the Note or
                                            the shares of Common Stock issued or
                                            issuable upon conversion or exercise
                                            thereof are exempt from the
                                            registration provisions of the Act.

                           (iii) Maker and Parent are under no obligation to register the Note or the shares of Common Stock issuable upon conversion or exercise thereof under the Act or any securities laws of any state or take any action to make any exemption from such registration provisions available unless otherwise subsequently agreed in writing by the parties hereto.


     6. EVENT OF DEFAULT. The occurrence of any of the following events set forth in this section shall constitute an event of default ("Event of Default") hereunder:

          a. Failure to Pay. The Maker fails to pay on demand hereunder any of principal, interest or other fees hereon in accordance herewith, or the Maker fails to pay any of the other Obligations (under the Master Security Agreement, dated as of the August 21, 2008 (as amended, restated, modified and/or supplemented from time to time, the "Master Security Agreement") by and between LV Administrative Services, Inc., as Agent (in its capacity as administrative and/or collateral agent, the "Agent") and the Maker when due; or

          b. Breach of Covenant. The Maker or any of its subsidiaries breaches any covenant or any other term or condition of this Convertible Demand Note, the Master Security Agreement or any other Document (as defined in the Master Security Agreement) in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof; or

          c. Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Maker or Parent, as applicable, in this Convertible Demand Note, the Master Security Agreement or any other Document (as defined in the Master Security Agreement) shall at any time be false or misleading in any respect on the date as of which made or deemed made; or

          d. Default Under the Master Security Agreement. The occurrence of any default (or similar term) in the observance or performance of the Master Security Agreement or any other Document (as defined in the Master Security Agreement) or condition relating to any indebtedness or contingent obligation of the Maker or any of its subsidiaries; or

          e. Bankruptcy. The Maker shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

          f. Judgments. Attachments or levies in excess of $5,000 in the aggregate are made upon the Maker's assets or a judgment is rendered against the Maker's property involving a liability of more than $5,000.00;

          g. Insolvency. The Maker or any of their respective subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

          h. Change of Control. A Change of Control (as defined below) shall occur with respect to the Maker, unless Payee shall have expressly consented to such Change of Control in writing. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Payee, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Maker (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Maker on the date hereof),
     (ii) the Board of Directors of the Maker shall cease to consist of a majority of the Maker's board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Maker or any of its subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

          i. Indictment; Proceedings. The indictment or threatened indictment of the Maker or any of its respective subsidiaries or any executive officer of the Maker or any of its subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Maker or any of its subsidiaries or any executive officer of the Maker or of its subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Maker, or any of its subsidiaries; or

          j. The Master Security Agreement. (i) An Event of Default shall occur under and as defined in the Master Security Agreement, (ii) the Maker or any of its subsidiaries shall breach any term or provision of the Master Security Agreement in any respect, (iii) the Maker, or any of its subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Master Security Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Master Security Agreement or (v) without the consent of the Agent or the Payee, the Master Security Agreement ceases to be valid, binding and enforceable obligation of the Maker.

     7. DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, the Maker shall pay additional interest on the outstanding principal balance of this Convertible Demand Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Convertible Demand Note, the Master Security Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

     8. REMEDIES. During the continuance of any Event of Default, the Payee may in any applicable law, declare immediately due and payable all or part of any obligation (including any accrued but unpaid interest thereon) under this Convertible Demand Note whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Maker.

     9. AUTHORITY. The Maker represents that the Maker has full power, authority and legal right to execute and deliver this Convertible Demand Note and that this Convertible Demand Note constitutes a valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

     10. DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Convertible Demand Note or the related documents, in whole or in part, to any other person, party or entity.

     11. HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Convertible Demand Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     12. ENFORCEABILITY. The Maker acknowledges that this Convertible Demand Note and the Maker's obligations under this Convertible Demand Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Convertible Demand Note and the obligations of the Maker under this Convertible Demand Note or the obligations of any other person or party relating to this Convertible Demand Note. This Convertible Demand Note and the guarantees, security agreements, other agreements, instruments and documents executed and/or delivered in connection herewith (collectively and as the same may be amended or otherwise modified from time to time, the "Documents") set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Convertible Demand Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect this Convertible Demand Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral. The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Convertible Demand Note or with respect to the obligations of the Maker under this Convertible Demand Note, except those specifically set forth in this Convertible Demand Note.

     13. WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Convertible Demand Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Convertible Demand Note, and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

     14. ASSIGNABILITY. This Convertible Demand Note shall be binding upon the Maker and its successors and assigns, and shall inure to the benefit of the Payee and its successors and assigns, and may be assigned by the Payee. The Maker may not assign any of its obligations under this Convertible Demand Note without the prior written consent of the Payee, any such purported assignment without such consent being null and void.

     15. SECURITY. LV Administrative Services, Inc., as Agent, for the benefit of the Payee, has been granted a security interest in certain assets of the Maker as more fully described in the Master Security Agreement.

     16. AMENDMENTS. This Convertible Demand Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker, the Parent and the Payee. No waiver of any term, covenant or provision of this Convertible Demand Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

     17. GOVERNING LAW. This Convertible Demand Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the Maker has duly executed this Convertible Demand Note the day and year first above written.


                                        PA LLC


                                        By:  /s/ Ottmar Dippold
                                             -----------------------------------
                                             Name: Ottmar Dippold
                                             Title: Chief Executive Officer


                                        ACKNOWLEDGED AND AGREED TO BY:


                                        PETROALGAE INC.


                                        By:  /s/ David Szostak
                                             -----------------------------------
                                             Name: David Szostak
                                             Title: President


                                                               SIGNATURE PAGE TO
                                                         CONVERTIBLE DEMAND NOTE

                                    EXHIBIT A
                                    ---------

                          NOTICE OF INTEREST CONVERSION
                          -----------------------------


PetroTech Holdings, Corp.
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017
ATTN:  General Counsel

PetroAlgae Inc.
[Address]

     The undersigned hereby converts $_________ of the interest due on [specify applicable Optional Interest Payment Date] under the Convertible Demand Note dated as of April 24, 2009 (the "Note") issued by PA LLC (the "Company") to PetroTech Hldings, Corp. by delivery of shares of Common Stock of PetroAlgae Inc. ("Shares") on and subject to the conditions set forth in the Note.

1. Date of Conversion
                                        -----------------------

2. Shares To Be Delivered:
                                        -----------------------

                                     PA LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B
                                    ---------

                              NOTICE OF CONVERSION
                              --------------------

     PA LLC
     [Address]

     PetroAlgae Inc.
     [Address]


     The undersigned hereby converts $_________ of the principal and/or interest due on [specify applicable Repayment Date] under the Convertible Demand Note dated as of April 24, 2009 (the "Note") issued by PA LLC (the "Company") by delivery of shares of Common Stock of PetroAlgae Inc. ("Shares") on and subject to the conditions set forth in the Note.

3. Date of Conversion
                                        -----------------------

4. Shares To Be Delivered:
                                        -----------------------


                                        [PAYEE]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: